                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE
                                                                  News Release
FOR MORE INFORMATION CONTACT:
         Dennis P. Wolf                                    Cathi W. Fox
         Executive Vice President and CFO                  Investor Relations
         (510) 657-7400                                    (510) 657-7400

                   CREDENCE SYSTEMS REPORTS RECORD RESULTS FOR
                        THE THIRD FISCAL QUARTER OF 2000

     FREMONT, Calif.--August 10, 2000--Credence Systems Corporation (Nasdaq NMS:
CMOS) today reported record results for its third fiscal quarter ended July 31, 2000. Net sales were $204.0 million, an increase of 289 percent from net sales of $52.4 million in the third quarter of fiscal 1999. Net sales were up 33% sequentially, from net sales of $153.8 million in the company's second fiscal quarter. Net income for the third quarter of fiscal 2000 was $41.0 million or $0.74 per diluted share, compared to net income of $2.9 million in the third quarter of 1999. Net income for the third quarter was up 22% sequentially from the second fiscal quarter of 2000 when the company reported net income of $33.5 million or $0.63 per diluted share.

     Included in the results of the company's third quarter is an $8.3 million pre-tax charge associated with the acquisition of in-process research and development ("IPR&D") from TMT, Inc. In addition, the company recorded a tax charge of $2.9 million for income taxes associated with this IPR&D charge. Before these special charges, the company's pro-forma net income for the third quarter was $49.3 million or $0.89 per diluted share.

     Dr. Graham Siddall, Credence's president and chief executive officer said, "Our growth continued to be robust during the quarter and we recorded more revenue in this third quarter than we did in all of fiscal 1999. Credence had a book-to-bill ratio of 1.26 to 1 even after sequential quarter-over-quarter growth in revenue of 33 percent. We believe this growth is the result of market share gains in all of our business segments."

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    CREDENCE SYSTEMS REPORTS RECORD RESULTS FOR THIRD FISCAL QUARTER OF 2000

     Credence's executive vice president and chief financial officer, Mr. Dennis
P. Wolf, said "Our operating performance continued to be strong this quarter with gross margins at 60.4 percent and operating margins before the IPR&D charge of 34.6 percent. The adjusted operating margin was the highest in our history as we recorded more income in this third fiscal quarter of 2000 than in any full year in our history. We also increased our commitment in the high-growth communications test sector with the acquisition of TMT, Inc. on May 12, 2000 and the acquisition of Modulation Instruments, Inc. on August 1, 2000." The TMT acquisition cost is reflected in "Other assets" on the July 31, 2000 balance sheet.

     Credence Systems Corporation is a leader in the manufacture of automatic test equipment (ATE) for the worldwide semiconductor industry. Credence offers a wide range of products with test capabilities for digital, mixed-signal, and non-volatile memory semiconductors. Utilizing its proprietary CMOS technologies, Credence products are designed to meet the strict time-to-market and ownership requirements of its customers.

     Headquartered in Fremont, California, the company maintains advanced production and design facilities in Hillsboro, Oregon. Credence, an ISO 9001 certified manufacturer, is listed on the Nasdaq National Market under the symbol CMOS. More information is available at http://www.credence.com.

     Statements in this release that are forward looking and involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from the future performance suggested in this release. Such factors include, but are not limited to, economic and currency instability in the Asia Pacific region, fluctuation in customer demand, timing and volume of orders and shipments, competition and pricing pressures, reliability and quality issues, the Company's ability to complete the development of its new products, product mix, overhead absorption, cyclicality and downturns in the semiconductor industry, continued dependence on "turns" orders to achieve revenue objectives, the Company's ability to have an appropriate amount of production capacity in a timely manner, the timing of new technology, product introductions, the risk of early obsolescence and the Company's ability

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    CREDENCE SYSTEMS REPORTS RECORD RESULTS FOR THIRD FISCAL QUARTER OF 2000


to control expenses (including the ability to identify and successfully institute additional cost-saving measures).

     Further, the Company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the Company's control. Reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q. The Company assumes no obligation to update the information in this press release.



Credence, Credence Systems, Kalos, Personal Kalos and Quartet are trademarks of Credence Systems Corporation. Other trademarks, which may be mentioned in this release, are the intellectual property of their respective owners.

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


                                           CREDENCE SYSTEMS CORPORATION
                                  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                     (in thousands, except per share amounts)
                                                    (Unaudited)

                                                                                Prior
                                                 Three Months                  Quarter                 Nine Months
                                                     Ended                      Ended                     Ended
                                                   July 31,                   April 30,                  July 31,
                                        --------------------------------    --------------    -------------------------------
                                            2000              1999              2000              2000             1999
                                        --------------   ---------------    --------------    --------------   --------------
Net sales                                    $204,000           $52,378          $153,754          $459,522         $116,968

Cost of goods sold - on net sales              80,765            24,826            62,796           186,584           59,103
                                        --------------   ---------------    --------------    --------------   --------------
Gross margin                                  123,235            27,552            90,958           272,938           57,865

Operating expenses:

Research and development                       19,490             9,185            15,525            48,176           26.736

Selling, general & administrative              29,885            14,184            24,891            74,120           40,287

Amortization of purchased intangibles           3,360               446             1,355             5,491            1,044

In-process research and development             8,282                --                --             8,282               --

Special charges                                    --                --                --                --            6,231
                                        --------------   ---------------    --------------    --------------   --------------
   Total operating expenses                    61,017            23,815            41,771           136,069           74,298
                                        --------------   ---------------    --------------    --------------   --------------

Operating income (loss)                        62,218             3,737            49,187           136,869         (16,433)

Interest and other income
(expenses), net                                 5,874               (6)             2,809             9,366             (67)
                                        --------------   ---------------   --------------    --------------    --------------

Income (loss) before income taxes              68,092             3,731            51,996           146,235         (16,500)

Income taxes (benefit)                         27,113             1,352            18,458            54,853          (5,948)

Minority interest (benefit)                      (18)              (15)                44                29             (31)
                                        --------------   ---------------    --------------    --------------   --------------

Net income (loss) before
Extraordinary items                           $40,997           $ 2,364           $33,494          $ 91,353        $(10,583)
                                        ==============   ===============    ==============    ==============   ==============

Gain on extinguishment of debt                     --               488                --                --            1,646

Net income (loss)                             $40,997            $2,852           $33,494          $ 91,353         $(8,937)
                                        ==============   ===============    ==============    ==============   ==============

Net income (loss) per share
   Basic                                       $ 0.82            $ 0.07            $ 0.70            $ 1.94         $ (0.21)
                                        ==============   ===============    ==============    ==============   ==============
   Diluted                                     $ 0.74            $ 0.06            $ 0.63              1.75         $ (0.21)
                                        ==============   ===============    ==============    ==============   ==============

Number of shares used in
Computing per share amount
   Basic                                       49,802            42,514            47,984            47,200           41,748
                                        ==============   ===============    ==============    ==============   ==============
   Diluted                                     55,101            44,232            53,010            52,079           41,748
                                        ==============   ===============    ==============    ==============   ==============


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    CREDENCE SYSTEMS REPORTS RECORD RESULTS FOR THIRD FISCAL QUARTER OF 2000


                                           CREDENCE SYSTEMS CORPORATION
                                       CONDENSED CONSOLIDATED BALANCE SHEETS
                                                   (in thousands)

                                                                                  Prior Quarter
                                                           July 31,                 April 30,                October 31,
                                                     ---------------------     ---------------------     ---------------------
                                                             2000                      2000                      1999
                                                     ---------------------     ---------------------     ---------------------
                                                         (unaudited)               (unaudited)
ASSETS

Current assets:
   Cash and cash equivalents                                    $ 133,498                 $ 201,334                  $ 52,104

   Short-term investments                                         142,112                    66,414                    39,774

   Accounts receivable, net                                       160,248                   131,141                    71,506

   Inventories                                                     73,392                    55,701                    40,284

   Other current assets                                            24,707                    23,954                    24,045
                                                     ---------------------     ---------------------     ---------------------

     Total current assets                                         533,957                   478,544                   227,713

Long-term investments                                             137,344                   181,028                    50,005

Property and equipment, net                                        54,488                    48,850                    43,063

Other assets                                                       89,452                    20,291                    19,639
                                                     ---------------------     ---------------------     ---------------------

     Total assets                                                $815,241                  $728,713                  $340,420
                                                     =====================     =====================     =====================

LIABILITIES AND STOCKHOLDERS'
EQUITY

Current liabilities:
   Accounts payable                                               $41,948                  $ 40,461                   $23,611

   Accrued liabilities                                             57,428                    38,260                    31,163

   Income taxes payable                                            13,430                    17,401                     6,212
                                                     ---------------------     ---------------------     ---------------------

     Total current liabilities                                    112,806                    96,122                    60,986

Convertible subordinated notes                                     96,213                    96,249                    96,610

Long term deferred tax liability                                   14,262                       867                     1,134

Minority interest                                                     312                       330                       282

Stockholders' equity                                              591,648                   535,145                   181,408
                                                     ---------------------     ---------------------     ---------------------

     Total liabilities and stockholders' equity                  $815,241                  $728,713                  $340,420
                                                     =====================     =====================     =====================
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